Exhibit 10.1

UNSECURED PROMISSORY NOTE

$205,000

February 15, 2023

FOR VALUE RECEIVED, the undersigned, ADITXT, INC., a Delaware corporation (together with its successors and assigns, the "Borrower"), hereby promises to pay to the order of Amro Albanna, an individual (together with his successors and assigns, the "Lender"), at the Lender's offices at 737 N. Fifth Street, Suite 200, Richmond, Virginia (or such other place as the Lender may designate in writing to the Borrower), the aggregate principal sum of two hundred five thousand dollars ($205,000.00), with interest, upon the terms and subject to the conditions of this unsecured promissory note (the "Note") as set forth below. The Lender and Borrower collectively shall be referred to as the “Parties.”

1.	PAYMENT AND PREPAYMENT.

(a)  REPAYMENT OF PRINCIPAL. The Borrower shall repay the principal amount of this Note in one lump sum on the earlier of (i) August 15, 2024 (the “Maturity Date”) or (ii) an Event of Default (as defined hereinafter).

(b)   PAYMENT OF INTEREST. The unpaid principal amount of this Note shall accrue interest (computed on the basis of a 365-day year) at the Prime rate, as of the date of this agreement, of eight- and one-half percent (8.50%) per annum. Borrower shall repay the interest owed on the Maturity Date.

(c)  ADDITIONAL INTEREST. If payment of any amount due under this Note shall be overdue, such overdue amount shall continue to bear interest from and after the Maturity Date, to and including the date when paid in full.

(d)   PREPAYMENT. Any amounts due under this Note may be prepaid in full. If Borrower prepays the full principal amount owed, Borrower shall also pay interest owed, calculated up to and including the date of prepayment.

(e)  MANNER OF PAYMENT AND PREPAYMENT. Payments and prepayments under this Note shall be applied first to interest accrued but unpaid and then to principal. If the due date of any required payment under this Note is not a "business day" (for this purpose, any day other than a Saturday, Sunday or legal holiday, such required payment shall be due and payable on the immediately succeeding business day.

2.  EVENTS OF DEFAULT. The occurrence and continuation of any one or more of the following events shall constitute an event of default under this Note ("Event of Default"):

(a)  PAYMENT DEFAULT. The Borrower shall fail to make any required payment of principal of or interest on this Note.

(b)   BANKRUPTCY DEFAULT. The Borrower shall (i) commence any case, proceeding or other action relating to seeking to have an order for relief entered with respect to it or its debts, or seeking reorganization, liquidation, dissolution, or other such relief with respect to it or its debts, or seeking appointment of a receiver or other similar official (each of the foregoing, a "Bankruptcy Action");

(ii) become the debtor named in any Bankruptcy Action which results in the entry of an order for relief or any such adjudication or appointment described in the immediately preceding clause (i); or (iii) make a general assignment for the benefit of its creditors.

In each and every Event of Default under clause (a) or (b) of this Section 2, the Lender may, without limiting any other rights it may have at law or in equity, by written notice to the Borrower, declare the unpaid principal of and interest on this Note due and payable, whereupon the same shall be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which the Borrower hereby expressly waives, and the Lender may proceed to enforce payment of such principal and interest or any part thereof in such manner as it may elect in its discretion. In each and every Event of Default, the unpaid principal of and interest on this Note shall be immediately due and payable without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives, and the Lender may proceed to enforce payment of such principal and interest or any part thereof in such manner as it may elect in its discretion.

3.  NOTICES. All notices, requests, demands or communications required or permitted under this Note shall be given in writing to the Parties at their addresses as set forth at the beginning of this Note.

4.	WAIVERS; RIGHTS AND REMEDIES.

(a)  WAIVERS. No delay on the part of the Lender in exercising any right, power or privilege under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the simultaneous or later exercise of any other right, power or privilege hereunder. The Borrower hereby waives to the extent not prohibited by applicable law any requirement of diligence or promptness on the part of the Lender to enforce its rights under this Note.

(b)   RIGHTS AND REMEDIES. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Lender may otherwise have.

5.  AMENDMENT. No amendment or other modification of this Note may be made without the written consent of both Parties.

6.  GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of California, and both Parties agree that any dispute related to this Note shall be heard in the courts of San Bernardino County, California.

BORROWER:	LENDER:

ADITXT, INC.	AMRO ALBANNA

/s/ Thomas Farley	/s/ Amro Albanna
Thomas Farley (Chief Financial Officer)	Amro Albanna